SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 6, 2003 (November 5, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 5.	Other Events.

On November 5, 2003, Aegis Communications Group, Inc. announced that it had terminated its agreement to be acquired by AllServe Systems, PLC in accordance with the terms and conditions of the merger agreement and had subsequently signed definitive documents to effect and had effected, on that same date an investment in Aegis by Deutsche Bank AG – London and Essar Global Limited, part of the Essar Group, a diversified industrial group out of India.

The registrant is including as an exhibit to this Form 8-K a copy of the press release announcing the completion of the transaction, which was issued on November 5, 2003.

Item 7.		Financial Statements and Exhibits.

	(c)	Exhibits

	99.1	Press release dated November 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 6, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Herman M. Schwarz
Herman M. Schwarz
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated November 5, 2003.